SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   FORM T-1

                              -----------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                         TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2) __


                    STATE STREET BANK AND TRUST COMPANY
            (Exact name of trustee as specified in its charter)

                    Massachusetts                 04-1867445
        (Jurisdiction of incorporation or      (I.R.S. Employer
     organization if not a U.S. national bank)  Identification No.)

  225 Franklin Street, Boston, Massachusetts          02110
   (Address of principal executive offices)         (Zip Code)

      John R. Towers, Esq. Executive Vice President and General Counsel
            225 Franklin Street, Boston, Massachusetts  02110
                           (617) 654-3253
           (Name, address and telephone number of agent for service)


                               CRIIMI MAE Inc.
             (Exact name of obligor as specified in its charter)

                        Maryland                    52-1622022
         (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)        Identification No.)

               11200 Rockville Pike
                Rockville, Maryland                   20852
     (Address of principal executive offices)       (Zip Code)

                     9 1/8 percent Senior Notes due 2002
                         (Title of indenture securities)

                                  GENERAL

  Item 1.     General Information.

  Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervisory authority to which it is subject.

       Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

       Board of Governors of the Federal Reserve System, Washington, D.C.,

       Federal Deposit Insurance Corporation, Washington, D.C.

       (b)  Whether it is authorized to exercise corporate trust powers.

       Trustee is authorized to exercise corporate trust powers.

  Item 2.     Affiliations with Obligor.

       If the Obligor is an affiliate of the trustee, describe each such affiliation.

       The obligor is not an affiliate of the trustee or of its parent, State Street
  Corporation.

       (See note on page 2.)

  Item 3. through Item 15.     Not applicable.

  Item 16.     List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility.

       1. A copy of the articles of association of the trustee as now in effect.

       A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the
  Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

       2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

      A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form
    T-1) filed with the Registration Statement of Morse Shoe,

  Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

       3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

      A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.


       4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

       A copy of the by-laws of the trustee, as now in effect, is on file with the
  Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and
  Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

       5. A copy of each indenture referred to in Item 4. if the obligor is in default.

       Not applicable.

       6. The consents of United States institutional trustees required by Section
  321(b) of the Act.

       The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.


       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

  NOTES

       In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

       The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                  SIGNATURE


       Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 19th day of November, 1997.

                                      STATE STREET BANK AND TRUST COMPANY


                                      By:   /s/ Susan Freedman
                                         ---------------------------
                                      NAME   Susan Freedman
                                     TITLE   Vice President

EXHIBIT 6


                              CONSENT OF THE TRUSTEE

       Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of
  1939, as amended, in connection with the proposed issuance by CRIIMI MAE Inc. of its 9 1/8 percent Senior Notes due 2002, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        STATE STREET BANK AND TRUST COMPANY


                                       By: /s/ Susan Freedman
                                          ----------------------------------
                                       NAME   Susan Freedman
                                      TITLE   Vice President

  Dated:   November 19, 1997

EXHIBIT 7

  Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).



                                                        Thousands of
  ASSETS                                                   Dollars

  Cash and balances due from depository institutions:
  interest-bearing balances and currency and coin          1,842,337
       Interest-bearing balances                           8,771,397
  Securities                                              10,596,119
  Federal funds sold and securities purchased
       under agreements to resell in domestic offices
       of the bank and its Edge subsidiary                  5,953,036
  Loans and lease financing receivables:
       Loans and leases, net of unearned income             5,769,090
       Allowance for loan and lease losses                     74,031
       Allocated transfer risk reserve                              0
       Loans and leases, net of unearned income
        and allowances                                      5,695,059
  Assets held in trading accounts                             916,608
  Premises and fixed assets                                   374,999
  Other real estate owned                                         755
  Investments in unconsolidated subsidiaries                   28,992
  Customers' liability to this bank on acceptances
    utstanding                                                 99,209
  Intangible assets                                           229,412
  Other assets                                              1,589,526
                                                            ---------

  Total assets                                             36,097,449
                                                           ----------
                                                           ----------
  LIABILITIES

  Deposits:
       In domestic offices                                 11,082,135
            Noninterest-bearing                             8,932,019
            Interest-bearing                                2,150,116
       In foreign offices and Edge subsidiary              13,811,677
            Noninterest-bearing                               112,281
            Interest-bearing                               13,699,396
  Federal funds purchased and securities sold under
       agreements to repurchase in domestic offices of
       the bank and of its Edge subsidiary                  6,785,263
  Demand notes issued to the U.S. Treasury and Trading
     Liabilities                                              755,676
  Other borrowed money                                        716,013
  Subordinated notes and debentures                                 0
  Bank's liability on acceptances executed and outstanding     99,605
  Other liabilities                                           841,566

  Total liabilities                                        34,091,935
                                                           ----------

  EQUITY CAPITAL
  Perpetual preferred stock and related                             0
  Common stock                                                 29,931
  Surplus                                                     437,183
  Undivided profits and capital reserves/Net
     unrealized holding gains (losses)                      1,542,695
  Cumulative foreign currency translation adjustments          (4,295)
  Total equity capital                                      2,005,514

  Total liabilities and equity capital                     36,097,449

       I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal
  Reserve System and is true to the best of my knowledge and belief.



                                           Rex S. Schuette


  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.



                                     David A. Spina
                                     Marshall N. Carter
                                     Truman S. Casner




       5. A copy of each indenture referred to in Item 4. if the obligor is in default.


            Not applicable.

       6. The consents of United States institutional trustees required by Section
  321(b) of the Act.

            The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.


      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

  NOTES

       In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter of the obligor, the trustee has relied upon the information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

       The answer to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                  SIGNATURE


       Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 19th day of November, 1997



  STATE STREET BANK AND TRUST COMPANY


  By:  /s/ Susan Freedman
      ---------------------------------
  NAME  Susan Freedman
  TITLE Vice President

EXHIBIT 6

                             CONSENT OF THE TRUSTEE

       Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of
  1939, as amended, in connection with the proposed issuance by CRIIMI MAE Inc. of its
  9 1/8 percent Senior Notes due 2002, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                STATE STREET BANK AND TRUST COMPANY


                                By /s/ Susan Freedman
                                   -------------------------
                                NAME  Susan Freedman
                                TITLE Vice President

  Dated:    November 19, 1997